Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS SECOND QUARTER 2012 RESULTS

MIAMI, August 07, 2012 (BUSINESS WIRE) - Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended June 30, 2012.

SECOND QUARTER 2012 HIGHLIGHTS

•                  Earnings per share of $0.18 vs. $0.13 in the prior year, an increase of 38.5%.

•                  ILG consolidated revenue grew 12.4% year-over-year.

•                  Membership and Exchange segment revenue increased 2.7%.

•                  Management and Rental segment revenue is up 59.0%. Excluding pass-through revenue, Management and Rental segment revenue is up 99.7%.

•                  Consolidated Adjusted EBITDA increased by 6.8% year-over-year.

•                  Total active Interval Network members at June 30, 2012 rose 3.0% compared to June 30, 2011.

•                  Revenue per Available Room (“RevPAR”) at Aston grew 23.5% compared to prior year.

•                  Entered into an amended and restated $500 million revolving credit facility in June, prior to issuing in July a notice to redeem our $300 million senior notes on September 4, 2012.

“Interval Leisure Group posted solid results for the second quarter of 2012. With 12.4% top-line and 6.8% Adjusted EBITDA growth, we once again demonstrated the strength of our fee-for-service businesses,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “Additionally, we are benefitting from the positive contributions of our acquisitions.”

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

			Quarter
	Three Months Ended		Over
	June 30,		Quarter
Metrics	2012	2011	Change
Revenue	$118.7	$105.6	12.4%
Membership and Exchange revenue	$89.7	$87.4	2.7%
Management and Rental revenue	$28.9	$18.2	59.0%
Gross profit	$75.4	$70.2	7.4%
Net income attributable to common stockholders	$10.1	$7.5	34.0%
Diluted EPS	$0.18	$0.13	38.5%
Adjusted EBITDA*	$37.3	$34.9	6.8%

Balance sheet data	June 30, 2012	December 31, 2011
Cash and cash equivalents	$121.1	$195.5
Debt	$285.5	$340.1

			Quarter
	Six Months Ended		Over
	June 30,		Quarter
Cash flow data	2012	2011	Change
Net cash provided by operating activities	$50.2	$56.8	(11.6)%
Free cash flow*	$42.9	$50.7	(15.5)%

* “Adjusted EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

DISCUSSION OF RESULTS

Second Quarter 2012 Consolidated Operating Results

Consolidated revenue for the second quarter ended June 30, 2012 was $118.7 million, an increase of 12.4% from $105.6 million for the second quarter of 2011.

Net income for the three months ended June 30, 2012 was $10.1 million, an increase of 34.0% from net income of $7.5 million for the same period of 2011. The year-over-year increase in net income reflects a $1.8 million increase in operating income resulting largely from strong gross profit contribution from our Management and Rental segment in the quarter and favorable non-operating foreign currency fluctuations of $1.6 million. Additionally, during the quarter we recorded a $0.6 million non-cash, pre-tax charge associated with the extinguishment of our term loan in connection with entering into our amended and restated $500 million revolving credit facility.  Second quarter 2012 diluted earnings per share was $0.18 compared to diluted earnings per share of $0.13 for the same period of 2011.

Adjusted EBITDA (defined below) was $37.3 million for the quarter ended June 30, 2012, compared to Adjusted EBITDA of $34.9 million for the same period of 2011.  Adjusted EBITDA for the quarter excludes the impact of non-cash compensation as well as other non-operating income and expenses primarily consisting of non-operating foreign currency exchange net gains of $1.0 million and the aforementioned $0.6 million loss on extinguishment of debt.

Business Segment Results

Membership and Exchange

Membership and Exchange segment revenue for the three months ended June 30, 2012 was $89.7 million, an increase of 2.7% from the comparable period in 2011.

For the second quarter of 2012, transaction revenue was $49.1 million, an increase of 3%, and membership revenue was $32.5 million, consistent with the same period in 2011.

Total active Interval Network members at June 30, 2012 were approximately 1,860,000, an increase of 3.0% from June 30, 2011. Average revenue per member for the second quarter of 2012 was $45.11, largely consistent with the same period in 2011. During the second quarter of 2012, Interval affiliated 16 vacation ownership resorts in domestic and international markets.

Membership and Exchange segment Adjusted EBITDA was $34.7 million in the second quarter, an increase of 1.1% from the second quarter of 2011.

Management and Rental

Management and Rental segment revenue for the three months ended June 30, 2012 was $28.9 million, including $13.6 million of management fee and rental revenue (defined below). Management fee and rental revenue grew by 99.7% on a year-over-year basis. The improvement in management fee and rental revenue was primarily due to the incremental contribution from Vacation Resorts International (VRI) subsequent to our acquisition, higher revenue generated by Trading Places International (TPI) and improvement in RevPAR at Aston.

Aston RevPAR for the quarter ended June 30, 2012 was $117.49 compared to $95.12 for the same period in 2011, driven by a 12.4% and 9.9% improvement in occupancy and average daily rate, respectively, during the quarter.

In the second quarter of 2012, Management and Rental segment Adjusted EBITDA was $2.6 million, compared to $0.6 million in the prior year period.

Capital Resources and Liquidity

As of June 30, 2012, our cash and cash equivalents totaled $121.1 million, compared to $195.5 million as of December 31, 2011. Our total debt outstanding was $285.5 million, net of unamortized bond discount, as of June 30, 2012 compared to $340.1 million as of December 31, 2011. During the second quarter, we entered into an amended and restated $500 million revolving credit facility at an initial interest rate of LIBOR plus 1.75%, replacing an existing $50 million revolving credit facility and term loan with an original principal amount of $150 million, and extinguished the term loan by repaying $51 million of remaining principal outstanding utilizing cash on-hand. There have been no borrowings under the revolving credit facility through June 30, 2012.

Additionally, in July 2012, we issued an irrevocable Notice of Redemption to redeem all of the 9.5% senior notes, which have an outstanding principal balance of $300 million, on September 4, 2012 at 100% of the principal amount plus accrued and unpaid interest to the redemption date.

For the first half of 2012, our capital expenditures totaled $7.3 million, or 3.0% of revenue, net cash provided by operating activities was $50.2 million and free cash flow (defined below) was $42.9 million. Total interest paid during the six months ended June 30, 2012 was $15.0 million.

Dividend

The Board of Directors of Interval Leisure Group has declared a $0.10 per share dividend payable September 20, 2012 to shareholders of record on September 6, 2012.

PRESENTATION OF FINANCIAL INFORMATION

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, Adjusted EBITDA and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, Adjusted EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

CONFERENCE CALL

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the second quarter 2012, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 770-7125 (toll-free domestic) or (617) 213-8066 (international); participant pass code: 96910380. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s website at www.iilg.com. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); pass code: 99937151. The webcast will be archived on ILG’s website for 90 days after the call.

ABOUT INTERVAL LEISURE GROUP

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has more than 3,500 employees worldwide.

The company’s primary business segment is Membership and Exchange, which offers travel and leisure related products and services to about 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 15 countries, it operates the Interval

Network of approximately 2,700 resorts in more than 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks.

ILG also has a Management and Rental business segment that includes Aston Hotels & Resorts, Vacation Resorts International, and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as rental services, to travelers and owners at more than 200 vacation properties, resorts and club locations throughout North America.

More information about the Company is available at www.iilg.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns; changes in our senior management; regulatory changes; our ability to compete effectively and successfully introduce new products and services; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with our technology systems; ability of managed homeowners associations to collect sufficient maintenance fees; third parties not repaying advances or extensions of credit; loss of the management contract for one of Aston’s largest managed properties; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue	$118,668	$105,554	$245,407	$222,537
Cost of sales	43,261	35,333	86,052	72,856
Gross profit	75,407	70,221	159,355	149,681
Selling and marketing expense	14,268	14,042	28,041	27,874
General and administrative expense	26,980	24,160	52,406	48,475
Amortization expense of intangibles	7,289	6,805	14,332	13,618
Depreciation expense	3,222	3,397	6,528	6,687
Operating income	23,648	21,817	58,048	53,027
Other income (expense):
Interest income	577	266	1,003	387
Interest expense	(8,825)	(9,140)	(17,389)	(18,106)
Other income (expense), net	980	(570)	(1,493)	(1,730)
Loss on extinguishment of debt	(602)	—	(602)	—
Total other expense, net	(7,870)	(9,444)	(18,481)	(19,449)
Earnings before income taxes and noncontrolling interest	15,778	12,373	39,567	33,578
Income tax provision	(5,727)	(4,875)	(14,287)	(12,882)
Net income	10,051	7,498	25,280	20,696
Net loss (income) attributable to noncontrolling interest	1	4	(3)	1
Net income attributable to common stockholders	$10,052	$7,502	$25,277	$20,697

Earnings per share attributable to common stockholders:
Basic	$0.18	$0.13	$0.45	$0.36
Diluted	$0.18	$0.13	$0.44	$0.36
Weighted average number of common stock outstanding:
Basic	56,540	57,472	56,315	57,330
Diluted	57,321	58,311	56,998	58,198
Dividends declared per share of common stock	$0.10	$—	$0.20	$—

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$121,135	$195,517
Deferred membership costs	12,814	12,461
Prepaid income taxes	10,842	2,245
Other current assets	89,257	75,416
Total current assets	234,048	285,639
Goodwill and intangible assets, net	613,161	586,796
Deferred membership costs	12,815	13,331
Other non-current assets	100,546	90,556
TOTAL ASSETS	$960,570	$976,322

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$12,141	$11,905
Deferred revenue	105,929	91,214
Current portion of long-term debt	—	—
Other current liabilities	82,169	74,891
Total current liabilities	200,239	178,010
Long-term debt	285,468	340,113
Deferred revenue	117,621	119,772
Other long-term liabilities	88,519	89,323
Redeemable noncontrolling interest	422	419
TOTAL STOCKHOLDERS’ EQUITY	268,301	248,685
TOTAL LIABILITIES AND EQUITY	$960,570	$976,322

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities:
Net income	$25,280	$20,696
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	14,332	13,618
Amortization of debt issuance costs	816	925
Depreciation expense	6,528	6,687
Accretion of original issue discount	1,355	1,220
Non-cash compensation expense	6,169	5,906
Non-cash interest expense	221	76
Non-cash interest income	(362)	—
Deferred income taxes	(716)	504
Excess tax benefits from stock-based awards	(2,233)	(1,272)
Gain on disposal of property and equipment	(256)	—
Loss on extinguishment of debt	602	—
Changes in assets and liabilities	(1,538)	8,406
Net cash provided by operating activities	50,198	56,766
Cash flows from investing activities:
Acquisition, net of cash acquired	(39,963)	—
Capital expenditures	(7,318)	(6,040)
Investment in financing receivables	(9,480)	(14,500)
Payments received on financing receivables	2,873	—
Proceeds from disposal of property and equipment	230	—
Net cash used in investing activities	(53,658)	(20,540)
Cash flows from financing activities:
Principal payments on term loan	(56,000)	(10,000)
Payments of debt issuance costs	(3,785)	—
Dividend payments	(11,309)	—
Other, net	(996)	(653)
Net cash used in financing activities	(72,090)	(10,653)
Effect of exchange rate changes on cash and cash equivalents	1,168	4,064
Net increase (decrease) in cash and cash equivalents	(74,382)	29,637
Cash and cash equivalents at beginning of period	195,517	180,502
Cash and cash equivalents at end of period	$121,135	$210,139

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$14,994	$15,388
Income taxes, net of refunds	$21,762	$10,430

OPERATING STATISTICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	% Change	2011	2012	% Change	2011
Membership and Exchange
Total active members at end of period (000’s)	1,860	3.0%	1,806	1,860	3.0%	1,806
Average revenue per member	$45.11	(0.3)%	$45.24	$97.43	2.1%	$95.42

Management and Rental
Available room nights (000’s)	376	(3.8)%	391	745	(2.7)%	766
RevPAR	$117.49	23.5%	$95.12	$130.50	18.2%	$110.37

ADDITIONAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	% Change	2011	2012	% Change	2011
	(Dollars in thousands)			(Dollars in thousands)
Membership and Exchange
Transaction revenue	$49,082	3.0%	$47,652	$110,233	6.0%	$104,029
Membership fee revenue	32,535	NM	32,521	65,134	NM	65,111
Ancillary member revenue	1,744	(3.3)%	1,803	3,735	(1.2)%	3,781
Total member revenue	83,361	1.7%	81,976	179,102	3.6%	172,921
Other revenue	6,365	18.4%	5,375	11,531	6.2%	10,858
Total revenue	$89,726	2.7%	$87,351	$190,633	3.7%	$183,779

Management and Rental
Management fee and rental revenue	$13,615	99.7%	$6,818	$26,048	65.4%	$15,746
Pass-through revenue	15,327	34.6%	11,385	28,726	24.8%	23,012
Total revenue	$28,942	59.0%	$18,203	$54,774	41.3%	$38,758
Management and Rental gross margin	29.0%	43.3%	20.2%	30.2%	25.2%	24.2%
Management and Rental gross margin without Pass-through Revenue	61.7%	14.1%	54.1%	63.6%	7.0%	59.5%

RECONCILIATIONS OF NON-GAAP MEASURES

	Six Months Ended June 30,
	2012	% Change	2011
	(Dollars in thousands)

Net cash provided by operating activities	$50,198	(11.6)%	$56,766
Less: Capital expenditures	(7,318)	21.2%	(6,040)
Free cash flow	$42,880	(15.5)%	$50,726

	Three Months Ended June 30,
	2012			2011
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$34,651	$2,600	$37,251	$34,267	$612	34,879
Non-cash compensation expense	(2,835)	(257)	(3,092)	(2,622)	(238)	(2,860)
Other non-operating income (expense), net	980	—	980	(575)	5	(570)
Loss on extinguishment of debt	(602)	—	(602)	—	—	—
EBITDA	32,194	2,343	34,537	31,070	379	31,449
Amortization expense of intangibles	(5,420)	(1,869)	(7,289)	(5,425)	(1,380)	(6,805)
Depreciation expense	(2,951)	(271)	(3,222)	(3,162)	(235)	(3,397)
Less: Other non-operating income (expense), net	(980)	—	(980)	575	(5)	570
Less: Loss on extinguishment of debt	602	—	602	—	—	—
Operating income (loss)	$23,445	$203	23,648	$23,058	$(1,241)	21,817
Interest income			577			266
Interest expense			(8,825)			(9,140)
Other non-operating income (expense), net			980			(570)
Loss on extinguishment of debt			(602)			—
Income tax provision			(5,727)			(4,875)
Net income			10,051			7,498
Net loss attributable to noncontrolling interest			1			4
Net income attributable to common stockholders			$10,052			$7,502

	Six Months Ended June 30,
	2012			2011
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$78,162	$6,915	$85,077	$75,673	$3,565	$79,238
Non-cash compensation expense	(5,643)	(526)	(6,169)	(5,383)	(523)	(5,906)
Other non-operating expense, net	(1,344)	(149)	(1,493)	(1,606)	(124)	(1,730)
Loss on extinguishment of debt	(602)	—	(602)	—	—	—
EBITDA	70,573	6,240	76,813	68,684	2,918	71,602
Amortization expense of intangibles	(10,840)	(3,492)	(14,332)	(10,849)	(2,769)	(13,618)
Depreciation expense	(6,014)	(514)	(6,528)	(6,189)	(498)	(6,687)
Less: Other non-operating expense, net	1,344	149	1,493	1,606	124	1,730
Less: Loss on extinguishment of debt	602	—	602	—	—	—
Operating income (loss)	$55,665	$2,383	58,048	$53,252	$(225)	53,027
Interest income			1,003			387
Interest expense			(17,389)			(18,106)
Other non-operating expense, net			(1,493)			(1,730)
Loss on extinguishment of debt			(602)			—
Income tax provision			(14,287)			(12,882)
Net income			25,280			20,696
Net loss (income) attributable to noncontrolling interest			(3)			1
Net income attributable to common stockholders			$25,277			$20,697

GLOSSARY OF TERMS

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments and (3) other non-operating income and expense. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period, which excludes all rooms under renovation.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income excluding, if applicable: (1) interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with  management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue — Interval Network transactional and service fees paid primarily for exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations,

305-925-7302

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, Corporate Communications,

305-925-7267

Chris.Boesch@intervalintl.com